EXHIBIT 10.3

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement, effective as of October 27, 2008 and amended as of January 25, 2011, (the “Employment Agreement”), by and between AboveNet, Inc. (the “Company”) and Joseph P. Ciavarella (the “Employee”) is effective as of November 30, 2011 (this “Second Amendment”).

WHEREAS, the Company and the Employee are parties to the Employment Agreement, whose term is scheduled to expire on December 31, 2012 (the “Term”); and

WHEREAS, the parties wish to extend the Term of the Employment Agreement to December 31, 2013;

NOW THEREFORE, the Employment Agreement is hereby amended as follows:

1.           Section 1(b) of the Employment Agreement shall read as follows:

(b) The term (the “Term”) of the Employee’s employment hereunder will commence on the Effective Date and, unless sooner terminated as provided in Section 6 hereof, will terminate at the end of the day on December 31, 2013.  The Term shall be automatically extended unless sooner terminated as provided herein, for successive additional one-year periods, unless at least 120 days prior to the end of Term, the Company or the Employee has notified the other that the Term will not be extended.

2.           All other provisions of the Employment Agreement shall remain in force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the date first set forth above.

ABOVENET, INC.

By:	/s/ Robert Sokota
Name: Robert Sokota
Title: SVP and General Counsel

EMPLOYEE

/s/ Joseph P. Ciavarella
Joseph P. Ciavarella